CONTRACT MANUFACTURING AND PACKAGING AGREEMENT

This Contract Manufacturing and Packaging Agreement ("Agreement") is entered into effective March 1, 2004, by and between Hansen Beverage Company ("Customer"), a corporation organized and existing under the laws of the State of Delaware with its principle place of business at 1010 Railroad Street, Corona, CA 92882, on the one hand, and Nor-Cal Beverage Co., Inc. ("Contractor"), a corporation organized and existing under the laws of the State of California with its principal place of business at 2286 Stone Boulevard, West Sacramento, California 95691.

                                    Recitals

WHEREAS, Customer desires that Contractor pack apple juice and apple grape juice products in 64 ounce PET plastic packaging for the WIC program on an exclusive basis as well as such juice products and additional juice products in 64 ounce PET plastic packing for general sale by Customer as well as other juice products in different size containers as Customer and Contractor may from time to time agree on Said Products are set forth in Exhibit I attached hereto and made a part hereof. The aforesaid products are hereinafter collectively referred to as "Product";

WHEREAS, Contractor desires to pack Product for Customer at Contractor's facility at Anaheim, California ("Contractor's Facility" or "Anaheim Facility");

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, Customer and Contractor mutually agree as follows:

     1.   SPECIFICATIONS;   FORMULAS,  MANUFACTURING  PROCESS;  QUALITY  CONTROL
          STANDARDS AND CODING SYSTEMS

1.1. Contractor shall produce, package, store and ship Product in accordance with Good Manufacturing Practices prevailing in the industry and in strict compliance with the specifications, manufacturing process and quality control standards and coding systems set forth in Exhibit II attached hereto and made a part hereof. Contractor shall implement such changes in such specifications, manufacturing process and quality control standards and coding systems as Customer may from time to time request in writing provided that such changes do not alter Contractor's costs. Such changes shall not be effective unless in writing and signed by a duly authorized officer of Customer. Changes which would increase Contractor's cost must be mutually agreed to in writing by a duly authorized officer of Customer and Contractor.

1.2 Contractor agrees to pack Customer's requirements for Product up to __________ cases per year. Customer may increase production volumes if additional line time is available and such additional line time does not conflict with Contractor's commitments to other customers. All such packing shall be performed in accordance with good manufacturing practices prevailing in the industry and in strict compliance with all HACCP regulations and procedures and with the specifications, manufacturing process and quality control standards and coding systems set forth in
     Exhibit 2 attached hereto and made a part hereof.

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1.3  Contractor  warrants  that its Anaheim  Facility  currently  has and at all times during the term of this Agreement shall have a fully documented HACCP program which details all required principals and which has identified all critical control points. Contractor further warrants that all critical control points will be monitored at regularly scheduled intervals and such monitoring will be appropriately documented. Contractor further warrants that all employees involved in its HACCP plan have been trained and are aware of all HACCP related activities in their immediate work areas and that the training and activities of such persons have been and will continue to be duly documented and that all necessary sanitation SOP's will be established, documented and implemented from time to time throughout the term of this Agreement.

1.4 Contractor shall prepare and submit to Customer the quality control records and reports set forth in Exhibit II and shall also furnish to Customer without charge a reasonable number of samples from each production run of Product as set forth in Exhibit II for quality control purposes.

1.5 Prior to commencement of, and at any time during, production, packaging, storage and shipping operations, Customer shall have the right upon reasonable notice to send one or more of its authorized employees or representatives to observe and inspect, during regular business hours, manufacturing, warehousing and other facilities used to produce, package, store and ship Product and to inspect all documentation and records pertaining to the operation of the Anaheim Facility and production of the Products.

1.6 If any of Contractor's Facility, process, inventories or equipment are in an unsanitary condition or do not otherwise comply with applicable laws, rules and regulations or with the terms and conditions of this Agreement or the Contractor's HACCP Plan, Contractor shall promptly take such action to correct the deficiencies and bring such Contractor's Facility, process, inventories and equipment into compliance with applicable laws, rules and regulations and in particular, but without limitation, the Contractor's HACCP plan, all within the terms and conditions of this Agreement

1.7 Contractor agrees to produce and package Product in compliance with the specifications, formulas and standards set forth or referenced in Exhibit II.

1.8 If Customer has previously paid Contractor for Product which is later rejected by Customer and which (Subject to paragraph 2.3 below) was (i) not rejected because of inferior materials supplied by Customer; or (ii)
     Customer handling and storage of Product then Customer shall invoice Contractor for the Pack Fee amounts of such rejected Product and for any freight; handling or other disposition costs or expenses incurred by Customer in connection with such rejected Product. Customer shall receive credit from Contractor within thirty (30) days of such invoice. In addition, the costs for raw materials, ingredients and packaging materials of rejected Product shall be applied towards the annual loss allowance for the year in question and any amount in excess of the annual loss allowance for the year in question shall be credited to Customer.

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1.9  Contractor shall make available,  at Customer's request, the results of all
     federal,   state  and  local  inspection  reports  and  sanitation  audits, conducted from thirty (30) days before to thirty (30) days after the term of this Agreement, and relating to or affecting (i) Contractor's Facility; or (ii) equipment, raw produce, raw materials, ingredients, packaging materials, work-in-process or Product located therein.

                                 2. PROCUREMENT

2.1. Customer shall have full responsibility for payment for all raw materials, ingredients, and packaging materials (collectively "Product Supplies"), provided by Customer, except miscellaneous ingredients and materials ("collectively Miscellaneous Supplies") which shall be supplied by Contractor and which are necessary to produce and package Product for Customer under this Agreement, the costs of which are included in the Contractor's pack fee. Miscellaneous Supplies are described in Exhibit I. Customer shall provide to Contractor blanket purchase order numbers for Contractor's use in ordering Product Supplies. Contractor shall store all Product Supplies in accordance with Good Manufacturing Practices prevailing in the industry and in strict compliance with the terms and conditions set forth in Exhibit II. Such Product Supplies shall be ordered in quantities mutually agreed to by Customer and Contractor.

2.2. Contractor shall examine all Product Supplies and shall have final responsibility for accepting or rejecting Product Supplies which do not conform with: (i) the specifications, formulas and standards set forth or referenced in Exhibit II; (ii) the other terms and conditions of this Agreement; and (iii) federal, state and local laws, rules, regulations and guidelines.

2.3. Customer will pay for all shipper damage and shortage claims relating to Product Supplies furnished by Customer. Contractor agrees to provide whatever assistance Customer may need to prosecute such claims.

     3.   PRODUCTION  SCHEDULING;   PALLETS;  STORAGE  AND  HANDLING;  SHIPMENT;
          DOCUMENTS

3.1. Contractor's obligations with respect to scheduling of production, use of pallets, storage, handling and shipment of Product are as set forth below and in Exhibit I attached hereto and made a part hereof.

3.2. Unless Customer and Contractor mutually agree in writing on a different system, Customer agrees to provide Contractor with a weekly schedule of production requirements for an eight (8) week rolling forecast. These schedules shall include a firm commitment for the first two (2) weeks and a non-binding estimate for the remaining six (6) weeks of the schedule.

3.3. Unless Customer and Contractor mutually agree in writing upon a different system, Contractor shall ship Product unitized in a pallet pattern supplied by Customer. Contractor will provide pallets to Customer's specifications as part of the fee set forth in Exhibit I.

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

3.4. Contractor shall store and handle Product in the Anaheim Production Facility. Charges and maximum storage obligations are described in Exhibit I

3.5. Contractor shall prepare and submit to Customer the shipping documents and production and inventory control reports set forth herein, as well as such other reports and records as Customer may reasonably require to determine Contractor's compliance with the terms and conditions of this Agreement.

                      4. INVOICING OF PRODUCT AND PAYMENTS

4.1. Contractor's total price for all services rendered hereunder is set forth in Exhibit I.

4.2. Contractor shall invoice Customer on a weekly basis for Product produced at the Contractor's Facility. All invoices shall accurately reflect Customer's item number for all Product produced as invoiced.

4.3. Storage, handling, and modular pallet charges will be billed on a monthly basis.

4.4. Invoices are due and payable in full within fifteen (15) days from the date of the invoice. Late payments will be subject to a finance charge of 1% per month.

                                5. RISK OF LOSS

5.1. Risk of damage or loss to Product shall remain with Contractor until Product is shipped F.O.B. Contractor's Facility to Customer or a Customer consignee in accordance with the terms and conditions of this Agreement. Contractor shall insure all Product Supplies and Product in its care, custody or control against loss or damage from perils covered by an "all risk" property insurance policy in the amount of the replacement cost of such Product Supplies and Product less the maximum yield loss allowance. Such insurance shall be written by an insurance carrier as specified under
     Part 13. Its terms and conditions shall not be altered, canceled or changed without Customer's prior consent until ten (10) days after termination or cancellation of this Agreement. A certificate of such insurance coverage shall be furnished to Customer upon request. Contractor shall further assume full responsibility for, and indemnify and hold Customer harmless from and against, any and all liability, loss, damage, cost or expense (including court costs and attorney fees but not any indirect, special or consequential damages or lost profits) with respect to Product Supplies and Product in the care, custody or control of Contractor to the extent such loss or damage is not covered by the insurance described in this paragraph.

                                    6. TERM

6.1. This Agreement shall take effect on March 1, 2004 (the "Effective Date") and shall continue in effect until August 31, 2007 (the "Initial Term"). Subject to paragraph 6.2, this Agreement shall be renewed for consecutive one-year terms beginning September 1, 2007 and each year thereafter (the "Renewal Term(s)"). Notwithstanding the foregoing, this Agreement may be canceled or terminated as provided in paragraph 6.2 or paragraph 16 at any time during the Initial Term or any Renewal Term.

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6.2. Either  party may cancel this  Agreement  at the end of the Initial Term or any Renewal Term provided written notice to that effect is given to the other party at least (ninety) 90 days prior to the end of the Initial Term or any Renewal Term. Either party may terminate this Agreement immediately provided cause exists pursuant to paragraph 16 and the procedure set forth in paragraph 16 of this Agreement is followed.

6.3. The representations, warranties and guarantees of Contractor and Customer contained in this Agreement shall survive the termination or cancellation of this Agreement.

                             7. RECORDS AND AUDITS

7.1. Contractor shall maintain and retain complete and accurate books and records relating to the production, packaging, storage and shipment of Product Supplies and Product, rejected Product Supplies and rejected Product.

7.2. All books and records maintained or retained pursuant to this Agreement shall be made available to Customer for inspection upon reasonable notice at any time during Contractor's regular business hours. All such records shall be retained by Contractor for a period of at least three (3) years or longer if so required by federal, state or local laws, rules or regulations.

                  8. CONFIDENTIAL AND PROPRIETARY INFORMATION

8.1. All business and technical information, whether in written or oral form and including, but not limited to, technical know-how, specifications, formulas, manufacturing process and quality control standards, coding systems, instructions and procedures, which Customer may disclose to Contractor or to any employee, agent or representative of Contractor, shall be received and retained by Contractor and its employees, agents and representatives as strictly confidential and, except as provided for herein, may not be disclosed to any third party. Contractor shall not disclose any such information to any person within its organization not having a need to know and shall only use such information in connection with the production and packaging of Product.

8.2. Notwithstanding paragraph 8.1, Contractor shall not have an obligation of confidentiality with respect to information which:

     8.2.a. was in the public domain at the time of receipt from Customer, or which comes into the public domain without breach of an obligation assumed hereunder; or

     8.2.b. was known and can be shown to have been known by Contractor at the time of receipt from Customer and was not acquired directly or indirectly from Customer on a confidential basis; or

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

     8.2.c. becomes known to Contractor on a non-confidential basis through a third source whose own acquisition and disclosure were entirely independent of Contractor, not in breach of any obligation hereunder and not on a confidential basis; or

     8.2.d. approved for disclosure by Customer in writing.

8.3. All originals and copies of documented business and technical information identified or reasonably identifiable as confidential or proprietary to Customer shall be and remain the exclusive property of Customer at all times and shall be returned to Customer upon the cancellation or termination of this Agreement.

8.4. The terms and conditions of this Agreement may be disclosed by either party to their respective attorneys, accountants and tax preparers, or as may be required by legal process or contract.

                             9. PURE FOOD GUARANTEE

9.1. Contractor warrants and guarantees that its obligations hereunder shall be performed in full compliance with the United States Federal Food, Drug and Cosmetic Act (as amended the "Act") and all applicable federal state and local laws, rules, regulations and guidelines. Specifically, but not by way of limitation, Contractor warrants that all Product which is produced or packaged for Customer, and all packaging and other materials which come in contact with such Product, will not at the time of shipment to Customer or Customer's consignee be adulterated, contaminated or misbranded within the meaning of the Act or any other federal, provincial, state or local law, rule or regulation, and that such Product, packaging and other materials will not constitute articles prohibited from introduction into interstate commerce under the provisions of Sections 301 (d), 404, 405 or 505 of the Act.

9.2. Customer warrants that, as of the date of delivery to Contractor, the Product Supplies provided by Customer to Contractor shall meet Customer's standards of quality and manufacturing specifications and shall not be adulterated or misbranded with in the meaning of the Federal Fair Packaging and Labeling Act and the Food Drug and Cosmetic Act, their attendant regulations, and similar state and local food and drug laws, rules and regulations, as the same may be amended (collectively, the "Applicable Laws"). Customer further warrants that any labels provided by Customer to Contractor shall properly describe the Products to be packed in accordance with Customer's manufacturing specifications and that such labels will comply in all material respects with the applicable laws. Contractor shall promptly notify Customer when it knows or believes any Product Supplies do not comply with the standards and Applicable Laws set forth in this Section 9.

                                 10. COMPLIANCE

10.1 All Products shall be produced and packaged and all Product and Product Supplies shall be stored under sanitary conditions and in strict compliance with all federal state and local laws, rules, regulations and guidelines. All Product shall be produced and packaged, and all Product and Product Supplies shall be stored, in strict compliance with any applicable Good Manufacturing Practices, including but not limited to those set forth in 21 C.F.R. Section 110 et. seq., and any applicable Food and Drug Administration, United States Department of Agriculture and Food Safety and Quality Services guidelines and regulations, as well as the specifications, formulas, manufacturing process and quality control standards and coding systems set forth in the Customer's Quality Assurance Manual which has been provided to Contractor under separate cover.

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

               11. TRADEMARKS; TRADE NAMES; PRINTED MATTER; ETC.

11.1 All Products shall be packaged under Customer-owned trademarks, trademarks licensed to Customer or such private trademarks as Customer may from time to time designate.

11.2 Contractor agrees that, as between Contractor and Customer, all trademarks identified by Customer as being Customer-owned or licensed to Customer are valid and existing trademarks of Customer and the sole and exclusive property of Customer. Nothing in this Agreement shall give Contractor any right, title or interest in (i) any Customer-owned trademark, any trademark licensed to Customer or any private trademark designated by Customer; (ii) any Customer or other trade name; or (iii) the goodwill connected with any such trademark or trade name, except the right to use the same in strict accordance with the terms and conditions of this Agreement. Contractor shall not contest the validity or ownership of a trademark described in paragraph 11.1 or assist others in contesting the validity or ownership of any such trademark.

11.3 Contractor shall promptly notify Customer, in writing, of any infringement or potential infringement of a trademark described in paragraph 11.1 of which Contractor becomes aware. Without the express written permission of Customer, Contractor shall have no right to bring any action or proceeding relating to such infringement or potential infringement or which involves, directly or indirectly, any issue the litigation of which may affect the interest of Customer. Nothing in this Agreement shall obligate Customer to take any action relating to any such infringement or potential infringement.


11.4 Customer agrees to indemnify, defend and hold harmless Contractor from and against any and all liability resulting from any claim of infringement of trademarks arising out of or relating to the use of a trademark in a manner authorized by this Agreement. Customer's total obligation to Contractor for such infringement or claim of infringement expressed or implied as a matter of law or otherwise, shall be conditioned on Contractor giving Customer reasonably prompt notice of any such claim of infringement. Customer shall have the sole authority to conduct the defense of and settle any action, proceeding or claim relating to such infringement or claim of infringement with the understanding, however, that Contractor may retain additional counsel at its expense and participate in any such action or proceeding.

11.5 Contractor agrees that Customer shall determine and first approve in writing the printed matter to be carried on packaging materials and labeling utilized pursuant to this Agreement.

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               12 ENFORCEMENT COSTS, JURY TRIAL WAIVER, REFERENCE

12.1 In the event of any action or proceeding that involves the rights or obligations of the Parties under this Agreement, the Prevailing Party or Parties shall be entitled to reimbursement from the other Party or Parties of all costs and expenses associated with said action or proceeding, including reasonable attorney fees, litigation expenses and expert witness fees.

12.2 In any controversy, claim or judicial action arising from or relating to this Agreement or any of the transactions contemplated hereby: (i) each of the Parties waive any rights to trial by jury it may have, whether the action is before a court of any judicial district in the State of California, the United States of America or otherwise; and, (ii) all decisions of fact and law shall at the request of any Party be determined by reference in accordance with Code of Civil Procedure Section 638, et seq., if the action is before a court of any judicial district of the State of California. The Parties shall designate to the Court a referee of their mutual selection. In the event that they are unable to mutually select a referee, the presiding judge of the Superior Court shall make such selection. The referee shall prepare written findings of fact and conclusions of law. Judgment upon award shall be entered in the court in which the proceeding was commended. No provision of this section shall limit the right of any party to exercise self-help remedies or obtain provisional or ancillary remedies such as injunctive relief from a court of competent jurisdiction before, after, or during the pendency of any referenced proceeding.

                           13 WARRANTY AND INDEMNITY

13.1 To the extent the Liabilities (defined below) are not paid from insurance required to be maintained under this Agreement, each party does hereby agree to indemnify, protect, defend, and hold harmless (such indemnifying party being referred to as the "indemnitor") the other party (the "indemnitee") and the indemnitee's officers, agents, attorneys, customers, directors, subsidiaries, affiliates, parents, employees, licensees (collectively, the "Indemnified Parties") for, from and against all claims, demands, liabilities, damages, costs, suits, losses, liens, expenses, causes of action, judgments and fees (including court costs, reasonable attorneys' fees, costs of investigation, penalties, interest, and amounts paid in settlement) of any nature, kind or description or of any person or entity whomsoever, arising out of, or alleged to have arisen out of (in whole or in part) the performance of this Agreement and arising from the breach or warranties and guarantees set forth in Part 9; the negligence or misconduct of the indemnitor or any act outside the scope of the indemnitor's authority under this Agreement (collectively, the "Liabilities"). When the Liabilities are caused by the joint negligence or misconduct of both parties, or by the indemnitor and a third party (except the indemnitor's agents, employees, customers, licensees or invitees), the indemintor's duty to defend, indemnify and hold the indemnitee harmless shall be in proportion to the indemnitor's allocable share of the joint negligence or misconduct. Upon either party's receipt of written notice of any action, administrative or legal proceeding or investigation to which this indemnification may apply, such party shall promptly advise the other party in writing of the same, and the indemnitor shall assume on behalf of the indemnitee (and the other Indemnified Parties) and conduct with due diligence and in good faith the defense thereof with counsel satisfactory to the indemnitee; provided, however, that the indemnitee shall have the right, at its option, to be represented by advisory counsel of its own selection and at its own expense. In the event of failure by the indemnitor to fully perform in accordance with this paragraph, the indemnitee, at its option, and without relieving the indemnitor of its obligations, subject to the notice requirements of Paragraph 18, may so perform, but all costs and expenses so incurred by the indemnitee in that event shall be reimbursed by the indemnitor to the indemnitee, together with interest on the same from the date of the indemnitee's payment of such expense to the date of payment by the indemnitor at the rate of interest provided to be paid on judgments signed and entered in the State Superior Courts of California. Payment of any amount payable under this Paragraph 13 shall be made within five (5) days after receipt of written demand therefore. Such demand shall contain sufficient facts to apprise the indemnitor of the basis for such demand for indemnity. The indemnitee shall be entitled to any and all remedies available at law or in equity, including without limitation, damages and all equitable remedies, as a means of collecting the indemnification to which entitled. All remedies for which the indemnitee shall be entitled shall be deemed independent and cumulative of one another. The obligations and indemnity provided for in this Paragraph 13 and Paragraph 9, shall survive the termination of this Agreement.

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13.2 Contractor  shall  maintain,  at its  cost,  throughout  the  term  of this
     Agreement and for at least one year following the termination, expiration or non-renewal of this Agreement for any reason the following insurance of the type specified below:

     13.2.a Commercial General Liability:  $5,000,000 per occurrence;  including
          Product Liability of not less then $5,000,000 per occurrence; and

     13.2.b Worker's Compensation coverage in accordance with all applicable laws including Employer's Liability: $1,000,000 per occurrence.

13.3 Contractor shall furnish Customer with a certificate(s) of insurance, executed by a duly authorized representative of each insurer, showing compliance with the insurance requirements set forth above. All certificates shall provide for thirty (30) days written notice to Customer prior to the cancellation or material change of any insurance referred to therein.

13.4 Such insurance shall be carried with an insurance carrier with an A.M. Best rating of A- or in the absence of an AM Best rating, a full BBB rating from S&P.

13.5 Failure of Customer to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Customer to identify a deficiency from evidence that is provided shall not be construed as a waiver of Contractor's obligation to maintain such insurance. By requiring insurance herein, Customer does not represent that coverage and limits will necessarily be adequate to protect Contractor and such coverage and limits shall not be deemed as a limitation on Contractor's liability under the indemnities granted to Customer in this contract.

                                14 FORCE MAJEURE

14.1 Either party shall be excused from performance and liability under this Agreement while and to the extent that such performance is prevented by an Act of God, strike or other labor dispute, labor stoppage, acts of terrorism, war or war condition, riot, civil disorder, government regulation, embargo, fire, flood, accident or any other casualty beyond the reasonable control of such party.

                                15 RELATIONSHIP

15.1 The relationship which Contractor holds as to Customer is that of an independent contractor. This Agreement is not intended to create and shall not be construed as creating between Customer and Contractor the relationship of principal and agent, joint venturers, co-partners or any other similar relationship, the existence of which is hereby expressly denied, nor shall Contractor be considered in any sense an affiliate or subsidiary of Customer other than as provided for in paragraph 0. Contractor shall not have any authority to create or assume in Customer's name or on its behalf any obligation, expressed or implied, or to act or purport to act as Customer's agent or legally empowered representative for any purpose whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation, transaction or act or omission to act of the other, except as expressly provided herein.

15.2 Contractor shall have exclusive control over production, packaging and storage operations at Contractor's Facility and shall direct and be responsible for the performance of all operations at Contractor's Facility.

                                 16 TERMINATION

16.1 Customer reserves the right to immediately terminate this Agreement (subject to paragraph 16.3) in the following circumstances:

     16.1.a Where Contractor has failed to perform or meet any term or condition hereof and has failed to correct the same within thirty (30) days after written notice of such failure by Customer;

     161.b Where (i) Contractor fails to vacate an involuntary bankruptcy, insolvency or reorganization petition or petition for an arrangement or composition with creditors filed against Contractor within sixty
          (60) days after the date of such filing, or files such a petition on a voluntary basis; or (ii) Contractor makes an assignment for the benefit of creditors; or (iii) Contractor fails to vacate the appointment of a receiver or trustee for Contractor or for any interest in Contractor's business within sixty (60) days after such appointment; or ; or (iv) Contractor's interest or rights under this Agreement, or any part thereof, pass to another by operation of law; or (v) Contractor ceases to do business as a going concern or ceases to conduct its operations in the normal course of business.

     16.1.c Where  Contractor or its agents or  representatives  has adulterated any Product or has substituted or added, with respect to any instruction, specification, formula, manufacturing process or quality control standard or any procedure set forth in this Agreement or any exhibit hereto, an ingredient, component, process or procedure not called for thereby, or has altered or omitted an ingredient, component, process or procedure called for thereby.

16.2 The termination rights granted under this paragraph are cumulative with and in addition to any other rights or remedies to which Customer may be entitled arising from any violation, default or breach of this Agreement.

16.3 Contractor agrees that, in the event that any of the events set forth in paragraph 0 (v) or 0 (vii) should occur, Customer may, at its sole option, elect to terminate this Agreement (i) immediately or (ii) sixty (60) days from the date of Customer's notice of termination; during such sixty (60) day period Contractor shall continue to produce, package, store, ship and sell Product to Customer in accordance with the terms and conditions of this Agreement.

16.4 Contractor reserves the right to immediately terminate this Agreement in the following circumstances:

     16.4.a Where Customer has failed to perform or meet any material term or condition hereof, including the nonpayment of any uncontested amount owed under this Agreement, and has failed to correct the same within thirty (30) days after written notice of such failure by Contractor. In the event such default, other than for nonpayment of an uncontested amount due hereunder, cannot be reasonably cured within such thirty
          (30) day period, this Agreement shall not be terminated as long as Customer commences such cure within said thirty (30) day period and diligently pursues such cure to completion;

     16.4.b Where (i) Customer fails to vacate an involuntary bankruptcy, insolvency or reorganization petition or petition for an arrangement or composition with creditors filed against Customer within sixty (60) days after such filing, or files such a petition on a voluntary basis; or (ii) Customer makes an assignment for the benefit of creditors; or
          (iii) Customer fails to vacate the appointment of a receiver or trustee for Customer or for any interest in Customer's business within sixty (60) days after such appointment , (iv) Customer ceases to do business as a going concern or ceases to conduct its operation in the normal course of business or (v) Customer's interest or rights under this Agreement, or to any part thereof, pass to PepsiCo Inc., including any of its subsidiaries or affiliates.

16.5 The termination rights granted under this paragraph are cumulative with and in addition to any other rights or remedies to which Contractor may be entitled arising from any violation, default or breach of this Agreement.

16.6 In the event this Agreement is terminated by Contractor pursuant to paragraph 0, or payment default under 0, and this Agreement is not otherwise in dispute between the parties, Customer shall reimburse Contractor for all amounts owed to Contractor that are outstanding under this Agreement and which are not subject of a dispute between the parties. All such amounts shall be paid by Customer to Contractor within thirty (30) days of Contractor's termination of this Agreement.

16.7 Any failure by either party to notify the other party of a violation, default or breach of this Agreement, or to terminate this Agreement on account thereof, shall not constitute a waiver of such violation, default or breach or a consent, acquiescence or waiver of any later violation, default or breach, whether of the same of a different character.

16.8 Upon termination or cancellation of this Agreement the rights granted hereunder shall immediately become null and void, and Contractor shall discontinue all use of the trademarks referred to in Part 11 hereof and shall return to Customer all originals and copies of the information subject to Part 8 hereof, but such termination or cancellation shall not affect any obligation or liability incurred by Contractor prior to termination or cancellation.

16.9 Upon termination or cancellation of this Agreement for any reason, Customer shall pick up from Contractor, within a reasonable period of time (but not to exceed thirty (30) days), all Product owned by Customer or for which Customer has paid, in useable condition, as well as all other inventory of Customer in the possession, custody or control of Contractor provided Customer will reimburse Contractor as set forth herein at Contractor's cost.

16.10 Except as provided in paragraph 14.1 of this Agreement, in the event of Contractor failing or being unable for whatsoever reason to produce all or any portion of the Customer's requirements of Product as contemplated herein, Customer shall be entitled to have all or any portion of Customer's Product produced at another facility and in such event shall be entitled to enforce all of its rights under this Agreement.

              17 SEVERABILITY; GOVERNING LAW; JURISDICTION; VENUE

17.1 In the event that any provision of this Agreement is declared invalid or contrary to any law, rule, regulation or public policy of the United States or any state or province, all of the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this agreement shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision shall be reformed to the minimum degree that would render it enforceable.

17.2 This Agreement shall in all respects be governed by, construed and enforced in accordance with the laws of the State of California, applicable to contracts executed and to be wholly performed therein. The parties further specifically agree that any action or proceeding arising out of or in connection with this Agreement shall be venued in the State of California, Sacramento County.

                                   18 NOTICES

18.1 Any notice or other communication required or permitted to be given pursuant to this Agreement shall be deemed to have been sufficiently given if in writing and either delivered against receipt or sent by registered or certified mail addressed as indicated below; such notice if mailed shall be deemed completed on the third day following the deposit thereof in the United States mail:


If to Customer:
Hansen Beverage Company
1010 Railroad Street, Corona, CA 92882
Attn: Chairman and President (Rodney Sacks/Hilton Schlosberg)

If to Contractor:
Nor-Cal Beverage Co., Inc.
2286 Stone Boulevard
West Sacramento, CA  95691
     Attn: President

18.2 Either party may, by notice as aforesaid, designate a different address or addresses for notices or other communications intended for it.

                                19 MISCELLANEOUS

Contractor shall not assign, convey or transfer this Agreement or any part of its rights under this Agreement without the express written consent of Customer. Customer shall not unreasonably withhold written consent. In the event such written consent is obtained, the holder or holders through assignment, transfer or conveyance of this Agreement or the rights granted hereunder shall be bound by all of the terms and conditions thereof. Customer shall not assign, convey or transfer this Agreement or any part of its rights under this Agreement without the express written consent of Contractor. Contractor shall not unreasonably withhold written consent. In the event such written consent is obtained, the holder or holders through assignment, transfer or conveyance of this Agreement or the rights granted hereunder shall be bound by all of the terms and conditions thereof.

19.1 This Agreement constitutes the entire understanding between the parties relating to Product and, as of the Effective Date, supersedes and cancels any and all previous contracts or agreements between the parties with respect to any Product. This Agreement may not be altered, amended or modified except by a written instrument executed by duly authorized officers of Customer and Contractor.

19.2 The headings contained herein are inserted for convenience only and shall not be deemed to have any substantive meaning.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officials on the day and year first above written.


HANSEN BEVERAGE COMPANY

By:   /s/ Rodney C. Sacks
      -------------------
      Rodney C. Sacks

Chairman
-------------------------
(Title)



NOR-CAL BEVERAGE CO., INC.

By:   /s/ Donald R. Deary
      --------------------
      Donald R.Deary

President
--------------------------
(Title)